EXHIBIT 99.1

      RYDER STUDENT TRANSPORTATION SERVICES, INC. RETIREMENT/SAVINGS PLAN
           ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                DECEMBER 31, 1998

                                             NUMBER OF
                                           SHARES, UNITS
                                            OR PRINCIPAL                        MARKET
           ISSUER                             AMOUNTS            COST           VALUE
           ------                             -------            ----           -----
Fidelity Short-Term Interest Fund*              520,936      $  520,936         520,936
Fidelity Equity-Income Fund*                     41,623       2,113,261       2,312,167
Fidelity Diversified International Fund*         50,197         854,608         889,495
Fidelity Aggressive Growth Fund*                 59,551       1,607,116       1,891,920
Ryder System, Inc. Common Stock Fund*             6,230          56,961          50,587
Fidelity Asset Manager Growth Fund*               4,688          89,811          87,567
Fidelity Asset Manager Fund*                      3,799          70,681          66,066
Fidelity Asset Manager Income Fund*               2,842          35,127          35,018
Fidelity U.S. Bond Index Fund*                    3,423          37,301          37,716
Spartan U.S. Equity Index Fund*                   5,555         204,367         244,180
Putnam Voyager Fund A                             6,974         142,295         152,860
Fidelity Growth Company Fund*                     2,217         104,599         113,120
Fidelity Contrafund*                              4,073         209,875         231,323
Participant Loans                               588,099              --         588,099
                                                             ----------       ---------
                                                             $6,046,938       7,221,054
                                                             ==========       =========

* Represents a Party-in-Interest


                                                                                             NUMBER OF
                                                                                           SHARES, UNITS
                                                                                           OR PRINCIPAL     CONTRACT      MARKET
                                           INVESTMENT CONTRACTS                               AMOUNTS         VALUE       VALUE
-------------------------------------------------------------------------------------    --------------  ------------   --------
TRADITIONAL GUARANTEED INVESTMENT CONTRACTS:
  Aetna Life Insurance Co.                       014162             7.85%       9/30/99    $  165,318         165,318    168,226
  AIG Life Insurance Co.                         GIC-898            7.08%       6/30/99        79,702          79,702     81,217
  Allstate Life Insurance Co.                    6006               6.87%       4/02/01       151,814         151,814    158,012
  Continental Assurance Co.                      MBIA/CNA 24000     6.04%       6/30/99       105,250         105,250    105,795
  Continental Assurance Co.                      GP-12917           5.17%       3/31/99       147,159         147,159    147,211
  Continental Assurance Co.                      GP-24037-006       6.04%      12/31/99       121,064         121,064    122,447
  John Hancock Mutual Life Insurance Co.         7747               8.02%       9/30/99       122,297         122,297    124,786
  John Hancock Mutual Life Insurance Co.         8613               7.21%      10/02/00       135,080         135,080    140,655
  Metropolitan Life                              GAC 24757          6.42%      12/31/99       172,987         172,987    175,972
  Monumental Life Insurance Co.                  BDA00626FR-00      7.03%       3/31/00       122,822         122,822    127,034
  New York Life                                  GA30317            6.29%       6/30/99        41,925          41,925     42,184
  New York Life                                  GA30317002         6.44%       8/16/99        98,209          98,209     99,045
  Pacific Life Insurance Co.                     G-26167.01         4.20%       1/19/99        58,233          58,233     58,112
  Principal Life Insurance Co.                   42112901           5.95%       9/29/00        53,790          53,790     54,449
  Principal Life Insurance Co.                   42112902           7.05%      12/31/99       159,785         159,785    164,353
  Prudential Insurance Co. of America            007819 211         5.77%       7/31/00       161,319         161,319    162,284
  Transamerica Occidental Life Insurance Co.     51214              7.10%       3/31/99       100,487         100,487    100,974

SYNTHETIC GUARANTEED INVESTMENT CONTRACTS:
  AIG Financial Products Corp.                   163083             6.48%       1/15/99       193,042         193,042    197,599
  Chase Manhattan Bank                           401078             5.95%       1/15/99       153,929         153,929    156,924
  Chase Manhattan Bank                           401266             4.55%       2/16/99       162,081         162,081    160,327
  Deutsche Bank                                  FID-RYD-1          5.75%       1/15/99       171,105         171,105    171,012
  Monumental Life Insurance Co.                  BDA00367TR-03      5.86%       1/15/99       115,472         115,472    115,493
  Monumental Life Insurance Co.                  BDA00367TR-04      4.73%      10/15/01       155,154         155,154    153,975
  Monumental Life Insurance Co.                  BDA00367TR-02      6.16%       1/15/99       190,097         190,097    192,479
  Morgan Guaranty                                RYDER01A           6.02%       1/15/99       154,793         154,793    156,310
  Morgan Guaranty                                RYDER02            5.98%       1/15/99       122,119         122,119    122,977
  State Street Bank                              98052              5.87%       1/15/99       116,445         116,445    116,546
  Transamerica Life Insurance and Annuity Co.    76710              6.34%       1/25/99       153,881         153,881    157,481
  Union Bank of Switzerland                      2340               6.40%        1/6/99       193,355         193,355    196,716
  Westdeutsche Landesbank                        WLB6007            5.97%       1/15/99       208,741         208,741    209,017
                                                                                           ----------     -----------  ---------
                                                                                           $4,087,455       4,087,455  4,139,612
                                                                                           ==========     ===========  =========

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